UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2003

ROYAL BODYCARE, INC.

(Exact name of registrant as specified in its chapter)

NEVADA	33-20323	91-2015186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 CROWN COURT, IRVING, TEXAS	75083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code         972-893-4000

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On July 1, 1998, our shareholders adopted the 1998 Stock Option Plan (the “Plan”) and reserved 500,000 shares of our common stock, $.001 par value per share (the “Common Stock”) for issuance under the Plan. Effective September 4, 2003, our shareholders adopted an amendment and restatement of the Plan in the form of the 2003 Stock Incentive Plan. The purpose of this amendment and restatement was, among other things, to (i) increase the number of shares issuable under the Plan to 3,500,000 shares of Common Stock, (ii) add restricted stock as available for awards under the Plan, (iii) provide for “cashless” exercises of stock options granted under the restated plan, (iv) delegate the authority to the Company’s Chief Executive Officer to grant certain nonqualified stock options to employees who are not officers of the Company, and (v) provide the Company with additional flexibility with respect to granting awards under the Plan. The Plan, in both the original form and the amended and restated form, provides for the issuance of both nonqualified and incentive stock options, and permits grants to employees, non-employee directors and consultants of the Company.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits

4.3 2003 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL BODYCARE, INC. (Registrant)

Date:	September 29, 2003	/s/ Steven E. Brown
(Signature)
Name and Title: Steve Brown, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

*4.3	2003 Stock Incentive Plan

*Filed herewith